UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 22, 2024
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2024, Spruce Power 5, LLC (“SP5”), a wholly owned subsidiary of Spruce Power Holding Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with NJR Clean Energy Ventures II Corporation (“CEV”), a subsidiary of New Jersey Resources Corporation, pursuant to which, on the date thereof, SP5 acquired a residential solar portfolio consisting of approximately 9,800 solar energy systems (the “Acquired Assets”) from CEV for approximately $132.5 million in cash, subject to the terms and conditions set forth therein. The final purchase price will be determined after closing and in accordance with changes in the recorded book balance of, and certain cash flows received or paid in connection with, the assets sold and the liabilities assumed.

The Acquired Assets were installed under a CEV residential solar energy program between 2010 and 2024. Solar energy systems underlying the Acquired Assets are supported by long-term lease agreements with homeowners, with an average remaining contract life of over 11 years. The Company is entitled to the customer payment streams and renewable energy credit program incentives related to the Acquired Assets effective October 1, 2024. The Purchase Agreement contains customary representations, warranties, covenants and other terms for transactions of a similar nature.

The Purchase Agreement includes provisions that require the Company to indemnify, defend and hold harmless CEV, and for CEV to indemnify, defend and hold harmless the Company, for losses related to any breach of its respective representations or warranties contained in the Purchase Agreement or certain other agreements related to the Acquired Assets.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Purchase Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Acquired Assets or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Acquired Assets or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Immediately following the closing of the acquisition, SP5 transferred the Acquired Assets to Spruce Power 5 Borrower 2024, LLC, (the “Borrower”), a wholly owned subsidiary of the Company, which is party to the SP5 Facility described in Item 2.03 below. The Company funded the purchase price of the acquisition with $22.2 million of cash on hand and proceeds from the SP5 Facility, as defined below.

The information set forth in Item 2.03 below is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above and in Item 2.03 below are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2024, the Borrower entered into a non-recourse credit agreement with Banco Santander, S.A., New York, as facility agent, Computershare Trust Company, National Association, as collateral agent and as paying agent, and the financial institutions from time to time party thereto as Lenders, which provides for a 3-year term loan facility in an aggregate principal amount of approximately $109.8 million (the “SP5 Facility”). The SP5 Facility requires quarterly payments with the remaining balance due in a single payment on November 22, 2027.

Borrowings under the SP5 Facility bear interest at a variable rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York plus a margin of 215.0 basis points from the original closing date through the end of the 24th month after the original closing date, and 275.0 basis points from the beginning of the 25th month after the original closing date until the date all principal and accrued and unpaid interest has been paid in full.

Except for any liquidation fees, borrowings under the SP5 Facility are prepayable at the Borrower’s option in whole or in part without premium or penalty.

The Borrower’s obligations under the SP5 Facility are secured by all of the assets and property of, and the Company’s equity interest in, the Borrower. The SP5 Facility contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of the Borrower to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of the Borrower’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the SP5 Facility for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. The SP5 Facility requires the Borrower to make mandatory prepayments to the extent that outstanding borrowings under the SP5 Facility exceed a borrowing base determined on a quarterly basis. Certain changes of control with respect to the Borrower would constitute an event of default under the SP5 Facility.

The description of the SP5 Facility set forth herein is qualified in its entirety by reference to the full text of the SP5 Facility, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 25, 2024, the Company issued a press release regarding the Purchase Agreement, the SP5 Facility and the Acquired Assets. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing. The Company does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial statements of businesses or funds acquired.

The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)    Pro forma financial information.

The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d)    Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement by and between NJR Clean Energy Ventures II Corporation, as Seller, and Spruce Power 5, LLC, as Buyer, dated as of November 22, 2024
10.1*
Credit Agreement, dated as of November 22, 2024, among Spruce Power 5 Borrower 2024, LLC, as Borrower, Banco Santander, S.A., New York Branch, as Facility Agent, Computershare Trust Company, National Association, as Collateral Agent, as Paying Agent and as Securities Intermediary and The Lenders from time to time party thereto

99.1	Press Release of the Company dated November 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and other similar attachments have been omitted. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: November 25, 2024	By:	/s/ Jonathan M. Norling
	Name:	Jonathan M. Norling
	Title:	Chief Legal Officer